Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in (i) the Registration Statement on Form S-3 (No. 333-192084) relating to the Automatic Dividend Reinvestment and Cash Payment Plan; (ii) the Registration Statement on Form S-8 (No. 333-197947) relating to the Consolidated Edison, Inc. Stock Purchase Plan; (iii) the Registration Statement on Form S-8 (No. 333-108903) relating to the Consolidated Edison, Inc. Long Term Incentive Plan and Senior Executive Restricted Stock Awards; (iv) the Registration Statement on Form S-8 (No. 333-190320) relating to the Consolidated Edison, Inc. Long Term Incentive Plan; and (v) the Registration Statement on Form S-3 (No. 333-206178) relating to the Debt Securities and Common Shares of Consolidated Edison, Inc. of our report dated February 16, 2017 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
New York, New York
February 16, 2017